Exhibit 2.1

Amendment No. 1 to Stock Purchase Agreement

This AMENDMENT NO. 1, dated as of November 28, 2011 (this “Amendment”), to the Stock Purchase Agreement, dated as of June 3, 2011 (the “Purchase Agreement”), by and among First PacTrust Bancorp, Inc., a Maryland corporation (“Buyer”), Gateway Bancorp, a California corporation (“Company”), each selling stockholder thereto (each, a “Seller” and collectively, “Sellers”) and, solely for the purposes of effectuating the provisions of Article IX of the Purchase Agreement, the D & E Tarbell Trust, u/d/t dated February 19, 2002 (in its capacity as Sellers’ Representative, the “Sellers’ Representative”).

WITNESSETH:

            WHEREAS, Buyer, Company, Sellers and Sellers’ Representative (together, the “Parties”) have entered into the Purchase Agreement; and

            WHEREAS, subject to the terms and conditions set forth in this Amendment, the Parties desire to amend the Purchase Agreement by entering into this Amendment.

            NOW, THEREFORE, for and in consideration of the foregoing recitals and of the mutual covenants contained in this Amendment, the Parties do hereby agree as follows:

1.         Tier One Capital.  The Purchase Agreement is hereby amended to delete Section 7.2(e) thereof.

2.         Modification; Full Force and Effect.  Except as expressly modified and superseded by this Amendment, the terms and provisions of the Purchase Agreement are and shall continue to be in full force and effect.

3.         Definitions.  Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Purchase Agreement.

4.         Other Terms.  (i) The definition of “End Date” in Section 10.8 of the Purchase Agreement shall be restated to mean “February 3, 2012; provided  that if all Regulatory Approvals are received on or prior to February 3, 2012, the End Date shall automatically be extended to February 21, 2012 in order to permit applicable waiting periods to expire”; (ii) Section 8.1(c) shall be amended by changing “the date 180 calendar days after signing of this Agreement” to “February 3, 2012”; and (iii) the provisions of Sections 10.2, 10.3, 10.4, 10.6, 10.7, 10.9 and 10.10 of the Purchase Agreement shall apply mutatis mutandis to this Amendment.

[signature page follows]

                        IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first above written.

FIRST PACTRUST BANCORP, INC.

By:       /s/ Gregory A. Mitchell
Name:  Gregory A. Mitchell
Title:    President and Chief Executive

             Officer

[Signature Page to Amendment No. 1 to the Purchase Agreement]

GATEWAY BANCORP

By:       /s/ Ronald M. Tarbell
Name:  Ronald M. Tarbell
Title:    Chief Executive Officer

[Signature Page to Amendment No. 1 to the Purchase Agreement]

the D & E Tarbell Trust, u/d/t dated February 19, 2002, as Sellers’ Representative

By:       /s/ Donald M. Tarbell
Name:  Donald M. Tarbell
Title:    Co-Trustee

[Signature Page to Amendment No. 1 to the Purchase Agreement]

SELLERS:

the D & E Tarbell Trust, u/d/t dated February 19, 2002

By:       /s/ Elizabeth D. Tarbell
Name:  Elizabeth D. Tarbell
Title:    Co-Trustee

[Signature Page to Amendment No. 1 to the Purchase Agreement]

Frank M. Tarbell Trust u/a/d December 16, 1976

By:       /s/ Elizabeth D. Tarbell
Name:  Elizabeth D. Tarbell
Title:    Trustee

[Signature Page to Amendment No. 1 to the Purchase Agreement]

Leona Tarbell Trust u/a/d May 24, 1967

By:       /s/ Elizabeth D. Tarbell
Name:  Elizabeth D. Tarbell
Title:    Trustee

[Signature Page to Amendment No. 1 to the Purchase Agreement]

Judith Tarbell-Brigham

/s/ Judith Tarbell-Brigham

[Signature Page to Amendment No. 1 to the Purchase Agreement]

Richard M. Tarbell

/s/ Richard M. Tarbell

[Signature Page to Amendment No. 1 to the Purchase Agreement]

Ronald M. Tarbell

/s/ Ronald M. Tarbell

[Signature Page to Amendment No. 1 to the Purchase Agreement]